EXHIBIT 10.1

CELLULAR BIOMEDICINE GROUP, INC. SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is entered into by and between Cellular
Biomedicine Group, Inc., a Delaware corporation (the “Company”), and the undersigned investor (“Purchaser”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchaser hereby agree as follows:

1. Purchase of Common Stock.

(a) Subject to the terms and conditions of this Agreement, the Purchaser hereby subscribes for the number of shares of the Company’s Common Stock (as defined below) set forth on the signature page of this Agreement (the “Shares”) at a purchase price of $[6.70] per Share (such price per share, the “Purchase Price,” and the total amount to be paid for the Shares, the “Subscription Amount”).  Fractional shares of Common Stock will not be issued, and the number of shares of Common Stock to be issued in respect of a given Subscription Amount will be reduced to the nearest whole share.  The offering, purchase and sale of the Shares shall be referred to herein as the “Offering.”

(b) The Company is initially offering a total of up to 1,194,030 shares of Common Stock for aggregate proceeds of up to $5,000,000 (“Maximum Offering Amount”).

The “Offering Expiration Date” shall be December 31, 2013, provided however, the Company may at its sole discretion elect to extend this date by up to an additional 60 calendar days.

2.	Closing.

(a) On or prior to the applicable Closing Date (as defined below), Purchaser shall deliver or cause to be delivered the following in accordance with the subscription procedures described in Section 2(b) below:

(i) a completed and duly executed copy of this Agreement;

(ii) a completed and duly executed Statement of Investor Status attached as Exhibit A hereto (“Statement of Investor Status”);

(iii) an amount equal to the Subscription Amount, in the form of a wire transfer of immediately available funds to the Company (as defined below), in accordance with the Company’s written instructions.

(b) The Purchaser shall deliver or cause to be delivered the closing deliveries described above to the Company by electronic mail (.pdf) to each of the following recipients:

Subscription Agreement (Exhibit A)

(i)	Andrew Chan, Chief Financial Officer Cellular Biomedicine Group, Inc. Andy.Chan@cellbiomedgroup.com

(ii)	Sarah Williams, Esq.

Ellenoff Grossman & Schole LLP at swilliams@egsllp.com

You may also hand deliver your signed subscription documents to an officer of the Company, or mail printed and wet-ink signed versions of your subscription documents to:

Cellular Biomedicine Group, Inc. 530 University Avenue, #17
Palo Alto, CA 94301
Attn:  Andrew Chan, Chief Financial Officer Telephone: (650) 566-5064

(c) This Agreement sets forth various representations, warranties, covenants and agreements of the Company and the Purchaser, as the case may be, all of which shall be deemed made, and shall be effective without further action by the Company and the Purchaser, immediately upon the Company’s acceptance of the Purchaser’s subscription and shall thereupon be binding upon the Company and the Purchaser. Acceptance shall be evidenced only be execution of this Agreement by the Company on its signature page attached hereto and the Company shall have no obligation hereunder to the Purchaser until the Company shall have delivered to the Purchaser a fully executed copy of this Agreement. Upon acceptance of the Purchaser’s subscription, the Company shall deliver to Purchaser, a certificate representing the Shares (which shall be issued in the name described in the Statement of Investor Status) on the applicable Closing Date.

(d) The purchase and sale of the Securities shall be consummated on or before December 31, 2013 (“Offering Expiration Date”); provided, however, that the Company reserves the right to extend the Offering Expiration Date for up to an additional 60 calendar days without notice. The Company may conduct one or more additional closings on dates it may select, for additional amounts aggregating up to the Maximum Offering Amount (the Initial Closing and each subsequent closing is referred to herein is referred to as a “Closing,” and the date of each respective Closing, a “Closing Date”).

3. Company Representations and Warranties.  The Company hereby represents and warrants that, as of the Closing Date applicable to the Purchaser:

(a) Organization and Business.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company has two direct subsidiaries: (i) Cellular Biomedicine Group Ltd., a British Virgin Islands company, and (ii) EastBridge Investment Corp., a Delaware corporation, through which it owns and controls the entities (collectively, the “Company Entities”) described in the “Corporate Structure” diagram set forth in the Confidential Private Placement Memorandum which accompanies this Agreement, a copy of which has been delivered to the Purchaser (“Memorandum”). The Company and each Company Entity is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

Subscription Agreement (Exhibit A)

(b)	Capitalization.

(i) The authorized capital stock of the Company consists of 350,000,000 shares of which, 50,000,000 shares are designated as Preferred Stock, par value $0.001 per share (the “Preferred Stock”), none of which are issued and outstanding; and 300,000,000 shares are designated as Common Stock, par value $0.001 per share (the “Common Stock”), of which 6,359,345 shares are issued and outstanding. Of this total number issued and outstanding, 746,269 shares are issued and outstanding under the Company’s Amended and Restated 2011 Incentive Stock Option Plan (the “Plan”). The Company is authorized to issue up to 780,000 shares in connection with awards under the Plan. A true and correct list of the Common Stock beneficially held by the Company’s officers, directors, and 5% shareholders (without taking into consideration the shares of Common Stock issued in connection with the Offering), is set forth in the Memorandum.

(ii) All of the outstanding shares of Common Stock issued since the closing of the Company’s merger with Cellular Biomedicine Group Ltd. (BVI) on February 6, 2013 (the “Merger”) have been issued in compliance with all applicable federal and state securities laws and are duly authorized and have been validly issued, fully paid and non- assessable.

(iii) No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of anyone or any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer (other than restrictions on transfer under applicable state and federal securities laws or “blue sky” or other similar laws (collectively, the “Securities Laws”)) or other defect of title of any kind (each, a “Lien”) imposed through the actions or failure to act of the Company. Except as disclosed in the Memorandum: (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act of 1933, as amended (the “Securities Act”) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

Subscription Agreement (Exhibit A)

(c) Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Agreement, the performance of all obligations of the Company under the Agreement, and the authorization, issuance, sale and delivery of the Securities has been taken, and the Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(d) Valid Issuance.  The Shares being acquired by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of Liens other than restrictions on transfer under this Agreement.

(e) Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any Company entity.  Neither the Company nor any Company Entity is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company or any Company Entity currently pending or that the Company or any Company Entity intends to initiate.

(f) No Conflict. The execution, delivery and performance of this Agreement, and the other agreements entered into by the Company in connection with the Offering (the “Transaction Documents”) and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation of any provision of the charter or by-laws of the Company or any Company Entity or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any Company Entity is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or any Company Entity or its of their securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected.  None of the Company or any Company Entity is in violation of its charter, bylaws, or other organizational documents. None of the Company or any Company Entity is in default (and no event has occurred which with notice or lapse of time or both could put the Company or such Company Entity in default) under, and none of the Company or any Company Entity has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any Material Agreement (as defined below).  The business of the Company is not being conducted in violation of any law, rule, ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made by the Company in the required time thereunder, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or any Transaction Document in accordance with the terms hereof or thereof or to issue and sell the Securities in accordance with the terms hereof.

Subscription Agreement (Exhibit A)

(g) Financial Statements of CBMG BVI.  A true and complete copy of (A) an audited balance sheets of the Company’s wholly-owned subsidiary, Cellular Biomedicine Group Ltd., a British Virgin Islands company (“CBMG BVI”) as of December 31, 2011 and 2012 (the “Balance Sheets”), (B) audited income statements of CBMG BVI for the 12 month periods ended December 31, 2011 and December 31, 2012 (the “Income Statements” and collectively with the Balance Sheet, the “Financial Statements”), and (C) unaudited pro forma financial information regarding the Company, are attached to the Memorandum.  The Financial Statements, in all material respects, fairly present the financial condition and operating results of CBMG BVI as of the dates, and for the periods, indicated therein.

(h) Tax Matters.   The Company and each Company Entity has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  All such tax returns and reports filed on behalf of the Company or such Company Entity were complete and correct and were prepared in good faith without willful misrepresentation.  Except as disclosed in the Memorandum, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  None of the Company or any Company Entity has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

(i) Certain Transactions.  Except as disclosed in the Memorandum, there are no loans, leases, royalty agreements or other transactions between: (i) the Company or any of its respective customers or suppliers, and (ii) any officer, employee, consultant or director of the Company or any person owning five percent (5%) or more of the ownership interests of the Company or any member of the immediate family of such officer, employee, consultant, director, stockholder or owner or any corporation or other entity controlled by such officer, employee, consultant, director, stockholder or owner, or a member of the immediate family of such officer, employee, consultant, director, stockholder or owner.

(j) No General Solicitation.  Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any securities offered in the Offering.

(k) No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities.  The issuance of the Securities will not be integrated (as defined in Rule 502 of the Securities Act) with any other issuance of the Company’s securities (past, current or future) that would require registration under the Securities Act of the issuance of the Securities.

Subscription Agreement (Exhibit A)

(l) Offering.  Subject to the accuracy of the Purchaser’s representations and warranties in Section 4 of this Agreement, and the accuracy of other purchasers’ representations and warranties in their respective subscription agreements, the offer, sale and issuance of the Securities in the Offering, constitute transactions exempt from or not subject to the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(m) SEC Documents; Financial Statements.  Since April 30, 2012, the Company has filed when due (including any applicable extensions) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 as amended (“Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).

(n) Absence of Certain Changes.  Except as disclosed in the Memorandum, since April 30, 2012, there has not been: (i) any material adverse change in the business, assets, liabilities, operations, or condition (financial or otherwise) or of the Company; (ii) any material damage or destruction to, or loss of, or sale of, any material asset of the Company or any Company Entity, outside of the ordinary course of business; (iii) any declaration or payment of any dividend or other distribution of assets of the Company or any Company Entity to its stockholders, or the adoption or consideration of any plan or arrangement with respect thereto; or

(iv) any other event or condition of any character that could reasonably be expected to have a Material Adverse Effect.  None of the Company or any Company Entity has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Company Entity have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(o) Conduct of Business; Regulatory Permits.  None of the Company or any Company Entity is in violation of (a) any term of or in default under its Organizational Documents or (b) any Applicable Laws.  Since April 30, 2012, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each Company Entity possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Subscription Agreement (Exhibit A)

(p) Absence of Litigation.  Except as set forth in the Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or Governmental Authority pending or, to the knowledge of the Company, threatened against the Company, any Company Entity, or any officers or directors thereof. There is not in effect any order, judgment, decree, injunction or ruling of any Governmental Authority against, relating to or affecting the Company, any Company Entity, or any officer or director thereof, enjoining, barring, suspending, prohibiting or otherwise limiting the same from conducting or engaging in any aspect of the business of the Company. None of the Company or any Company Entity is in default under any order, judgment, decree, injunction or ruling of any Governmental Authority, nor is the Company or any Company Entity subject to or a party to any order, judgment, decree or ruling arising out of any action, suit, arbitration or other proceeding under any Applicable Laws, respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters.

(q) Intellectual Property Rights.  The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) reasonably necessary to conduct its businesses as now conducted and as presently proposed to be conducted.  The Company has no knowledge of any infringement by the Company or any Company Entity of Intellectual Property Rights of any other Person.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any Company Entity, threatened against the Company, regarding Intellectual Property Rights.  The Company and each Company Entity has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

(r)	Definitions. For purposes of this Agreement:

(i) “Applicable Laws” means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority and all common law duties, (ii) Consents of any Governmental Authority and (iii) orders, writs, decisions, rulings, judgments or decrees of any Governmental Authority binding upon, or applicable to, the Company, the Company Entities or Purchaser, as the case may be.

(ii) “Company Information” means information about the Company’s business included in the Memorandum.

(iii) “Consents” means all consents, approvals, authorizations, waivers, permits, grants, franchises, licenses, findings of suitability, exemptions or orders of, or any registrations, certificates, qualifications, declarations or filings with, or any notices to, any Governmental Authority or other Person.

Subscription Agreement (Exhibit A)

(iv) “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market the OTC Bulletin Board, or OTCQB.

(v) “Governmental Authority” means any nation or government, and any state or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the SEC and any court, tribunal or arbitrator(s) of competent jurisdiction, and any other stock exchange or self- regulatory organization, including the OTC Bulletin Board, OTC Markets Inc. and the Pink OTC Markets, Inc.

(vi) “Material Adverse Effect” means any material adverse effect on the business, operations, assets (including intangible assets), liabilities (actual or contingent), financial condition, or prospects of the Company and the Company Entities, taken as a whole, or on the transactions contemplated hereby.

(vii)  “Organization Documents” means, collectively, with respect to any Person that is an entity, the articles of incorporation, certificate of incorporation, certificate of formation, articles of organization, bylaws, limited liability company agreement, operating agreement, partnership agreement and similar organizational documents of such Person, as applicable.

(viii) “Person” means any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(ix) “Principal Market” means the Eligible Market on which the Common Stock is primarily listed on or quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTC Bulletin Board.

4. Purchaser Acknowledgements and Representations.  In connection with the purchase of the Shares, Purchaser represents and warrants as of the Closing Date applicable to the Purchaser and/or acknowledges, to the Company, the following:

(a) Acceptance.  The Company may accept or reject this Agreement and the number of Shares subscribed for hereunder, in whole or in part, in its sole and absolute discretion. The Company has no obligation to issue any of the Shares to any person who is a resident of a jurisdiction in which the issuance of the Shares would constitute a violation of the Securities Laws.

Subscription Agreement (Exhibit A)

(b) Irrevocability. This Agreement is and shall be irrevocable, except that the Purchaser shall have no obligations hereunder to the extent that this Agreement is rejected by the Company.

(c) Binding.  This Agreement and the rights, powers and duties set forth herein shall be binding upon the Purchaser, the Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(d) No Governmental Review.  No federal or state agency has made any finding or determination as to the fairness of the Offering for investment, or any recommendation or endorsement of the Shares. The Purchaser understands that neither the SEC nor any state securities commission has approved or disapproved of the Shares or passed upon or endorsed the merits of the Offering and has not been reviewed by any federal, state or other regulatory authority.

(e) Voting Power.  The Shares issued to the Purchaser are entitled to one vote per share. The Shares do not entitle the Purchaser to preemptive rights.

(f) Professional Advice; Investment Experience.  The Company has made available to the Purchaser, or to the Purchaser’s attorney, accountant or representative, all documents that the Purchaser has requested, and the Purchaser has requested all documents and other information that the Purchaser has deemed necessary to consider respecting an investment in the Company.  The Company has provided answers to all questions concerning the Offering and an investment in the Company.  The Purchaser has carefully considered and has, to the extent the Purchaser believes necessary, discussed with the Purchaser’s professional technical, legal, tax and financial advisers and his/her/its representative (if any) the suitability of an investment in the Company for the Purchaser’s particular tax and financial situation.  All information the Purchaser has provided to the Company concerning the Purchaser and the Purchaser’s financial position is, to Purchaser’s knowledge, correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Purchaser will immediately provide such information to the Company.  The Purchaser, either alone or together with its advisors, has such knowledge, skill, and experience in technical, business, financial, and investment matters so that he/she/it is capable of evaluating the merits and risks of an investment in the Shares.  To the extent necessary, the Purchaser has retained, at his/her/its own expense, and relied upon, appropriate professional advice regarding the technical, investment, tax, and legal merits and consequences of this Agreement and owning the Shares.  The Purchaser is not relying on the Company, or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in any of the Shares and the Purchaser has relied on the advice of, or has consulted with, only its own advisors.

    (g) Use of Proceeds. The Purchaser acknowledges and understands that the proceeds from the sale of the Shares will be used as described in the Memorandum.

(h) No Minimum Offering Amount. The Purchaser understands that there is no minimum amount which must be raised before the Company holds an initial closing of this Offering and that the Company will not have enough money to implement its business plan unless it raises a substantial percentage of the Offering amount. The Purchaser acknowledges that if the Company does not raise a substantial percentage of the Offering amount, it will lead to the complete loss of Purchaser’s investment.

Subscription Agreement (Exhibit A)

(i) Brokers and Finders.  Other than participating finders with respect to the Company, no person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.  The Purchaser acknowledges that it is purchasing the Shares directly from the Company and not from the participating finder.  The Purchaser further acknowledges and understands that in consideration for its services for the Offering, the participating finder shall receive the finder fees disclosed in the Memorandum.

(j) Investment Purpose.  Purchaser is purchasing the Shares for investment for his, her or its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.  Purchaser further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.  If the Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Shares.  Purchaser acknowledges that an investment in the Shares is a high-risk, speculative investment.

(k) Reliance on Exemptions.  Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(l) Restricted Securities.  Purchaser understands that the Shares are “restricted securities” under applicable Securities Laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale, except as provided in Section 9 herein.

Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(m) Professional Advice.  The Company has not received from its legal counsel, accountants or professional advisors any independent valuation of the Company or any of its equity securities, or any opinion as to the fairness of the terms of the Offering or the adequacy of disclosure of materials pertaining to the Company or the Offering.

Subscription Agreement (Exhibit A)

(n) Risk of Loss.  The Purchaser has adequate net worth and means of providing for his/her/its current needs and personal contingencies to sustain a complete loss of the investment in the Company at the time of investment, and the Purchaser has no need for liquidity in the investment in the Shares.  The Purchaser understands that an investment in the Shares is highly risky and that he/she/it could suffer a complete loss of his/her/its investment.

(o) Information.  The Purchaser understands that any plans, estimates and projections, provided by or on behalf of the Company, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such plans, projections or goals will be attained; and that any such plans, projections and estimates should not be relied upon as a promise or representation of the future performance of the Company.  The Purchaser acknowledges that the Company nor anyone acting on the Company’s behalf makes any representation or warranty, express or implied, as to the accuracy or correctness of any such plans, estimates and projections, and there are no assurances that such plans, estimates and projections will be achieved.  The Purchaser understands that the Company’s technology is new and untested and has not been commercialized and that there is no guarantee that the technology will be successfully commercialized.  The Purchaser understands that, because the technology is new and product or therapeutic candidates have not been commercialized, all the risks associated with the technology are not now known.

(p) Exclusive Reliance on Private Placement Memorandum.  Before investing in the Offering, the Purchaser has fully reviewed the Memorandum, and has been given the opportunity to ask questions of the Company about the technology and the Company’s business and the Purchaser has received answers to those questions.  In making an investment decision, the Purchaser has relied solely upon the information set forth and provided in the Memorandum. The Purchaser understands and acknowledges that the Company has not authorized any translated versions of the Memorandum, and for all purposes the original Company-issued English version of the Memorandum shall be the controlling version.

(q) Authorization; Enforcement.  Each Transaction Document to which a Purchaser is a party: (i) has been duly and validly authorized, (ii) has been duly executed and delivered on behalf of the Purchaser, and (iii) will constitute, upon execution and delivery by the Purchaser thereof and the Company, the valid and binding agreements of the Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(r) Accredited Investors.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act, and the statements and representations in the Statement of Investor Status attached as Exhibit A hereto;

(s) Residency.  If the Purchaser is an individual, then Purchaser resides in the state or province identified in the address of such Purchaser set forth in the Statement of Investor Status executed by the Purchaser; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth in the Statement of Investor Status.

Subscription Agreement (Exhibit A)

~~(t)~~ Communication of Offer. The Purchaser was contacted solely by the Company or an employee thereof with respect to a potential investment in the Shares.  The Purchaser is not purchasing the Shares as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.  The Purchaser acknowledges no Placement Agent solicited this transaction.

(u) No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser (if the Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser.

(v) Organization.  If the Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  If the Purchaser is an entity, the execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.

(w) No Other Representations.  Other than the representations and warranties contained herein, such Purchaser has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity. The Purchaser has not been furnished with any oral representation or oral information in connection with the offering of the Shares that is not contained in, or is in any way contrary to or inconsistent with, statements made in this Agreement.

5. Covenants.  In addition to the other agreements and covenants set forth herein, the applicable parties hereto covenant as follows:

(a) Use of Proceeds.  The Company will use the net proceeds from the Offering for working capital and general corporate purposes which are described in the Memorandum.

Subscription Agreement (Exhibit A)

(b) Uplisting.  If the Company qualifies, or can reasonably take appropriate actions to qualify, the Company shall use commercially reasonable efforts to apply for listing on The NASDAQ Stock Market (“NASDAQ”), or such other exchange as agreed to by the Company.

(c) Company Registration.  The Company will use commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission (“SEC”) on Form S-1 covering the registration of the Shares within 90 days after the Offering Expiration Date, and to cause such registration statement to be declared effective by the SEC.

(d) Piggyback Registration Rights.  The Company agrees that if, after the date hereof, the Board shall authorize the filing of a registration statement under the Securities Act (other than a registration statement (i) filed in connection with an offering of securities to employees or directors of the Company pursuant to any employee stock option or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Company’s existing security holders, (iv)  for a dividend reinvestment plan, or (v) solely in connection with a merger, share capital exchange, asset acquisition, share purchase, reorganization, amalgamation, subsequent liquidation, or other similar business transaction that results in all of the Company’s shareholders having the right to exchange their common stock for cash, securities or other property of a non-capital raising bona fide business transaction) in connection with the proposed offer of any of its securities by it or any corporation with which it may combine or merge subsequent to the Offering, the Company shall: (A) promptly notify the Purchaser that such registration statement will be filed and that the Shares purchased pursuant to this Agreement and then held by the Purchaser (hereinafter the “Registrable Securities”) will be included in such registration statement at such Purchaser’s request; (B) cause such registration statement to cover all of such Registrable Securities issued to such Purchaser for which such Purchaser requests inclusion; (C) use reasonable best efforts to cause such registration statement to become effective as soon as practicable; and (D) take all other reasonable action necessary under any Federal or state law or regulation of any governmental authority to permit all such Registrable Securities that have been issued to such Purchaser to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Purchaser to promptly effect the proposed sale or other disposition, but no later than the date that, assuming compliance with all of the requirements of Rule 144 promulgated under the Securities Act, the Purchaser would be entitled to sell all the Registrable Securities pursuant to Rule 144 without limitation.  If the Purchaser desires to include in such registration statement all or any part of the Registrable Securities held by him/her/it, he/she/it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Purchaser.  If the Purchaser decides not to include all of his/her/its Registrable Securities in any registration statement thereafter filed by the Company, the Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.  As used in this Section 5, the term “Shares” refers to the purchased Shares, all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

Subscription Agreement (Exhibit A)

(e) Underwriting Requirements.  In connection with any registration  statement subject to Section 5(d) involving an underwritten offering of shares of the Company’s capital stock, the Company shall not be required to include any of the Purchaser’s Registrable Securities in such underwriting unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the Company in its sole discretion determines will not jeopardize the success of the offering by the Company.  If the total number of Securities to be included in such offering (the “Requested Securities”) exceeds the number of securities to be sold (other than by the Company) that the Company in its reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Requested Securities, which the Company in its sole discretion determines will not jeopardize the success of the offering.  If the Company determines that less than all of the Requested Securities requested to be registered can be included in such offering, then the securities to be registered that are included in such offering shall be allocated among the holders of the Securities (the “Holder”) in proportion (as nearly as practicable to) the number of Requested Securities owned by the Holder.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 10 shares.  Notwithstanding the foregoing, in no event shall the number of Requested Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the initial public offering of the Company, in which case the Holders may be excluded further if the Company makes the determination described above and no other shareholder’s securities are included in such offering.  For purposes of the provision in this Section 5(e) concerning apportionment, for any Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and affiliates of such Holder, or the estates and immediate family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate number of Requested Securities owned by all persons included in such “Holder,” as defined in this sentence.

(f) Abandonment or Delay of Registration.  Notwithstanding any other provision of this Section 5, the Company may at any time abandon or delay any registration commenced by the Company.  In the event of such an abandonment by the Company, the Company shall not be required to continue registration of the Registrable Securities requested by the Purchaser for inclusion, the Purchaser shall retain the right to request inclusion of the Registrable Securities as set forth above and the withdrawn registration shall not be deemed to be a registration request for the purposes of this Section 5.

                                (g) Expenses.  The Holders shall be responsible for all underwriting discounts and selling commissions with respect to the Purchaser’s Registrable Securities being sold.  The Company will pay all other expenses incurred by it associated with each registration, including, without limitation, all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Purchaser’s Registrable Securities for sale under applicable Securities Laws,  and listing fees.

Subscription Agreement (Exhibit A)

(h) Qualification in States.  Prior to any public offering of Registrable Securities, the Company will use commercially reasonable efforts to register or qualify or cooperate with the Purchaser and applicable counsel to the holders of securities being registered in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchaser as shall be reasonably appropriate in the opinion of the Company and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(h), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 5(h), or (iii) file a general consent to service of process in any such jurisdiction; and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Securities be borne by the selling holders of securities to be registered, then the such selling holders shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.

(i) Effectiveness.  Subject to the terms and conditions of this Agreement, the Company shall use reasonable best efforts to have the registration statement filed pursuant to this Section 9 declared effective.  The Company shall notify the Purchaser by facsimile or e-mail as promptly as practicable after the registration statement is declared effective and shall simultaneously provide the Purchaser with copies of any related prospectus to be used in connection with the sale or other disposition of the Registrable Securities covered thereby.

(j) Allowed Delay.  The Company may delay the disclosure of material non- public information concerning the Company by suspending the use of any prospectus included in any registration statement contemplated hereunder required to contain such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Purchaser in writing of the existence of (but in no event, without obtaining an agreement from the Purchaser agreeing to keep the information confidential, shall the Company disclose to such Purchaser any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Purchaser in writing to cease all sales under the registration statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

    (k)           Waiver by the Company.  The Company may, in its sole discretion, waive any of the foregoing covenants of the Company in this Section 5, on behalf of the Purchaser.

Subscription Agreement (Exhibit A)

6.	Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state corporate law and the Securities Laws), as appropriate and in the discretion of the Company:

(i)
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (OR OTHER EVIDENCE) IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(ii)
THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER DATED APRIL 30, 2013 [to be confirmed.], AND RELATED AGREEMENTS INCLUDING A STATEMENT OF INVESTOR STATUS, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

(iii)
“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(iv)
HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED, DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED TO A U.S. PERSON, OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, OR INTO THE UNITED STATES EXCEPT PURSUANT TO A REGISTRATION STATEMENT, OR A VALID EXEMPTION FROM REGISTRATION BASED ON AN OPINION OF COUNSEL APPROVED BY THE ISSUER.

Subscription Agreement (Exhibit A)

(v)	Any legend required to be placed thereon by any appropriate securities commissioner.

(b) Stop-Transfer Notices.  Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, the Statement of Investor Status, or applicable Securities Laws, or
(ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

    (d)          Removal of Restrictive Legend. Each Purchaser agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section is predicated upon the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

7.	Conditions to Closing.

(a) Conditions to the Company’s Obligation to Sell.  The obligation of the Company hereunder to issue and sell the Shares to the Purchaser is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) The Purchaser shall have complied with Section 2(a);

(ii) The representations and warranties of the Purchaser shall be true and correct in all material respects; and

(iii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b) Conditions to Each Purchaser’s Obligation to Purchase.  The obligation of the Purchaser hereunder to purchase the Shares is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in his/her/its sole discretion:

(i) The Company shall have complied with Section 2(c);

Subscription Agreement (Exhibit A)

(ii) The representations and warranties of the Company shall be true and correct as of the applicable Closing Date, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date. The Purchaser shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser including, but not limited to certificates with respect to the Company’s charter, by-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby;

(iii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement; and

(iv) No event shall have occurred which would reasonably be expected to have a Material Adverse Effect.

8.	Miscellaneous.

(a) Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law, and any applicable U.S. federal laws.

(b) Consent to Jurisdiction and Venue.  Any suit, legal action or similar proceeding arising out of or in connection with this agreement shall be brought exclusively in the courts sitting in New York City or in the courts of the United States for the Southern District of New York sitting in New York City.  The Purchaser consents, for itself and in respect of its property, to the exclusive jurisdiction of such courts and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(c) Waiver of Jury Trial.  To the fullest extent permitted by applicable law, each party hereby knowingly, intentionally and voluntarily expressly waives any right to trial by jury of any claim, demand, action or cause of action arising out of or in connection with this Agreement, the Transaction Documents, or the transactions related thereto, in each case whether now existing or hereafter arising.

(d) Entire Agreement; Enforcement of Rights.  This Agreement and the Transaction Documents, together with the exhibits and schedules attached thereto, set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any and all prior agreements or discussions between them, including any term sheet, letter of intent or other document executed by the parties prior to the date hereof relating to such subject matter.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement; provided, however, that the Purchaser acknowledges and agrees that the Company may, in its sole discretion acting by prior written consent on behalf of Purchaser, waive any covenant of the Company described in Section 5.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

Subscription Agreement (Exhibit A)

(e) Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f) Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(g) Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(h) Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  This Agreement shall become effective upon the execution of a counterpart thereof by each of the parties.

(i) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The covenants and obligations of the Company hereunder, including without limitation the registration obligations described in Section 5, shall inure to the benefit of, and be enforceable by the Purchaser against the Company, its successors and assigns, including any entity into which the Company is merged.  The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(j) Third Party Beneficiary.  This Agreement is intended for the benefit of the undersigned parties and their respective permitted successors and assigns, and the Company, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Subscription Agreement (Exhibit A)

(k) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

(m) Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transaction contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchaser or any of their representatives. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(n) Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(o) Remedies.  All remedies afforded to any party by law or contract, shall be cumulative and not alternative and are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement.  Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy.

(p) Publicity.  Each party will consult with the other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make such other public announcement prior to such consultation, except as either party may determine is required under Applicable Laws.

[Remainder of Page Intentionally Left Blank]

Subscription Agreement (Exhibit A)

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of

______________________, 2013.

PURCHASER (if individual):	PURCHASER (if entity):

Signature	Name of Entity
By:
Name (type or print)

Name:

Its:
Signature of Co-Signer (if any)

Name of Co-Signer (type or print)

AGREED AND ACCEPTED as of________________________________________, 2013.

CELLULAR BIOMEDICINE GROUP, INC.

By:
Wei (William) Cao
Chief Executive Officer

[Signature Page to Subscription Agreement]